Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FOURTH QUARTER RESULTS

Oak Brook, IL – February 19, 2013 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and year ended December 31, 2012.

FINANCIAL RESULTS

For the quarter ended December 31, 2012, Retail Properties of America reported:

■	Operating Funds From Operations (Operating FFO) of $51.2 million, or $0.22 per share, compared to $46.8 million, or $0.24 per share for the same period in 2011;
■	Funds From Operations (FFO) of $60.0 million, or $0.26 per share, compared to $48.5 million, or $0.25 per share for the same period in 2011;
■

Net income available to common shareholders of $13.9 million, or $0.06 per share, compared to net loss available to common shareholders of $(13.8) million, or $(0.07) per share for the same period in 2011.

For the year ended December 31, 2012, the Company reported:

■	Operating FFO of $202.1 million, or $0.92 per share, compared to $173.6 million, or $0.90 per share for the same period in 2011;
■	FFO of $235.8 million, or $1.07 per share, compared to $195.1 million, or $1.01 per share for the same period in 2011;
■

Net loss available to common shareholders of $(0.7) million, or $(0.00) per share, compared to net loss available to common shareholders of $(72.6) million, or $(0.38) per share for the same period in 2011.

OPERATING RESULTS

For the quarter ended December 31, 2012, the Company’s results for its consolidated portfolio were as follows:

■

0.6% increase in total same store net operating income (NOI) over the comparable period in 2011, based on same-store occupancy of 91.2% at December 31, 2012, up 90 basis points from 90.3% at December 31, 2011;

■

Total portfolio percent leased, including leases signed but not commenced: 92.9% at December 31, 2012, up 110 basis points from 91.8% at September 30, 2012 and up 170 basis points from 91.2% at December 31, 2011;

■

Retail portfolio percent leased, including leases signed but not commenced: 92.4% at December 31, 2012, up 130 basis points from 91.1% at September 30, 2012 and up 200 basis points from 90.4% at December 31, 2011;

■	1,094,000 square feet of retail leasing transactions comprised of 178 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,
■	Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, of 5.5%.

     Retail Properties of America, Inc.

T: 800.541.7661
www.rpai.com	2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2012, the Company’s results for its consolidated portfolio were as follows:

■	1.7% increase in total same store NOI over the comparable period in 2011;
■	3,573,000 square feet of retail leasing transactions comprised of 672 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,
■	Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, of 4.5%.

“We are pleased with the substantial progress we have made repositioning RPAI’s portfolio and balance sheet during 2012. This year has been representative of our ability to consistently deliver on the ambitious goals we set out to achieve. We look forward to building on this positive momentum as we execute on our 2013 operational and financial objectives,” stated Steve Grimes, president and chief executive officer.

INVESTMENT ACTIVITY

During the quarter, asset dispositions totaled $258.0 million, and included the sale of two non-core office assets for $153.5 million, eight single-tenant retail assets for $67.7 million, and two non-strategic retail assets for $36.8 million. Net proceeds from asset sales in the fourth quarter, before transaction expenses, were $139.6 million.

For the full year 2012, the Company reached its stated asset disposition objective, selling 36 properties for gross proceeds of $492.2 million, including its pro rata share of joint ventures. Sales for the year included $240.1 million of non-core office and industrial assets, including a deed-in-lieu transaction. In addition, the Company culled its portfolio of $187.4 million of single-tenant retail properties, which included 18 of the 23 former Mervyns assets for $134.3 million. The remainder of dispositions for the year included $59.2 million of non-strategic retail assets and $5.5 million from earnouts and an outlot sale. Net proceeds from asset sales in 2012, before transaction expenses, including the Company’s pro rata share of joint ventures, were $232.3 million.

As a result of the 2012 disposition program, the Company successfully reduced its exposure to non-retail assets from 9.6% to 5.5% of total portfolio annualized base rent (ABR) and single-tenant retail assets from 8.7% to 6.6% of ABR.

CAPITAL MARKETS

During the fourth quarter 2012, the Company closed on its first preferred equity offering, with the issuance of 5,400,000 shares of 7.00% Series A Cumulative Redeemable Preferred Stock at $25 per share, resulting in proceeds of $130.3 million, net of underwriters discount and offering costs. On February 1, 2013, the Company used the net proceeds from the issuance to repay outstanding borrowings under two mezzanine loans, scheduled to mature on December 1, 2019, with outstanding principal balances as of December 31, 2012 of $85.0 million and $40.0 million and fixed interest rates of 12.24% and 14.00%, respectively. As a result, the Company incurred a 5% prepayment fee.

BALANCE SHEET ACTIVITY

As of December 31, 2012, the Company had $2.6 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 7.0x, down from 8.2x as of December 31, 2011. Consolidated indebtedness, as of December 31, 2012, had a weighted average contractual interest rate of 5.98% and a weighted average maturity of 5.2 years.

During the quarter, the Company repaid $214.5 million of mortgage loans, excluding amortization. The mortgages repaid during the quarter had a weighted average interest rate of 5.23%. The Company also completed one $37.6 million mortgage financing, with a term of 10 years and a rate of 4.14%.

OPERATIONAL PLATFORM

During the quarter, the Company completed the planned enhancements to its operating platform. Included in these plans was the move of the Company’s headquarters to a new open and collaborative space in Oak Brook, IL. In addition, during the quarter, the Company internalized the remaining shared services and successfully migrated to an independent IT platform.

“Our ability to make such a large transition in a relatively short period of time speaks to the discipline and high quality nature of our team,” stated Steve Grimes, president and chief executive officer. “We are pleased with the positive response we have received from our shareholders regarding these changes and believe that we will reap the rewards of these efforts in 2013 and beyond.”

GUIDANCE

The Company is providing initial guidance for 2013 as follows:

Operating FFO per share:	$0.88 - $0.92
FFO per share:	$0.82 - $0.86
Net income available to common shareholders per share:	$0.02 - $0.06
Same-store NOI growth:	2.0% - 2.5%
Disposition Activity:	$400 - $450 million
Acquisition Activity:	$100 - $200 million

B-1 SHARE CONVERSION

On October 5, 2012, each share of Class B-1 common stock automatically converted into one share of Class A common stock. The Class B-2 and B-3 common shares are set to automatically convert on April 5, 2013 and October 7, 2013, respectively.

DIVIDEND

On Februrary 13, 2013, the Company’s Board of Directors declared the first quarter 2013 Series A preferred distribution of $0.4861 per preferred share, for the period beginning December 20, 2012, which will be paid on April 1, 2013, to shareholders of record on March 21, 2013.

On February 13, 2013, the Company’s Board of Directors also declared the first quarter 2013 quarterly cash dividend of $0.165625 per share on all classes of outstanding common shares of RPAI. The common dividend will be paid on April 10, 2013, to common shareholders of record on March 29, 2013. The effective record date will be March 28, 2013, as March 29, 2013 is a NYSE holiday.

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Wednesday, February 20, 2013 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on February 20, 2013, until midnight EST on May 31, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and enter pin number 407373.

The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that, subject to the following limitations, FFO, which is a non-GAAP performance measure, provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2011, except for the three operating properties that were classified as held for sale as of December 31, 2012, which are accounted for as discontinued operations. In addition, University Square, the property for which the Company has ceased making the monthly debt service payment and for which the Company has attempted to negotiate with the lender, is excluded, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Management believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA represents (i) total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. Net Debt and Preferred Stock to Adjusted EBITDA represents (i) total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. The Company believes that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, and total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.

CONTACT INFORMATION

Sarah Byrnes, VP Investor Relations

Retail Properties of America, Inc.

630.634.4243

Retail Properties of America, Inc.

Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	December 31,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,209,523	$1,334,363
Building and other improvements	4,703,859	5,057,252
Developments in progress	49,496	49,940
	5,962,878	6,441,555
Less accumulated depreciation	(1,275,787)	(1,180,767)
Net investment properties	4,687,091	5,260,788

Cash and cash equivalents	138,069	136,009
Investment in marketable securities, net	-	30,385
Investment in unconsolidated joint ventures	56,872	81,168
Accounts and notes receivable (net of allowances of $6,452 and $8,231, respectively)	85,431	94,922
Acquired lease intangibles, net	125,706	174,404
Assets associated with investment properties held for sale	8,922	-
Other assets, net	135,336	164,218
Total assets	$5,237,427	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,492) and $(2,003), respectively)	$2,212,089	$2,926,218
Credit facility	380,000	555,000
Accounts payable and accrued expenses	73,983	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	74,648	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Liabilities associated with investment properties held for sale	60	-
Other liabilities	82,694	66,944
Total liabilities	2,861,674	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 and 0 shares issued and outstanding at December 31, 2012 and 2011, respectively; liquidation preference $135,000	5	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 133,606 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	133	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	-	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at December 31, 2012 and 2011, respectively	49	49
Additional paid-in capital	4,835,370	4,427,977
Accumulated distributions in excess of earnings	(2,460,093)	(2,312,877)
Accumulated other comprehensive (loss) income	(1,254)	19,730
Total shareholders’ equity	2,374,259	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,375,753	2,136,518
Total liabilities and equity	$5,237,427	$5,941,894

(a)         On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$113,416	$112,631	$450,629	$449,401
Tenant recovery income	27,923	27,993	106,696	106,939
Other property income	2,194	2,261	9,698	10,095
Total revenues	143,533	142,885	567,023	566,435

Expenses:
Property operating expenses	25,517	25,220	95,812	99,114
Real estate taxes	18,952	20,189	76,193	76,580
Depreciation and amortization	54,447	54,266	217,303	218,833
Provision for impairment of investment properties	-	7,650	1,323	7,650
Loss on lease terminations	322	520	6,872	8,590
General and administrative expenses	8,187	4,223	26,878	20,605
Total expenses	107,425	112,068	424,381	431,372

Operating income	36,108	30,817	142,642	135,063

Dividend income	98	762	1,880	2,538
Interest income	16	156	72	663
(Loss) gain on extinguishment of debt	-	(84)	3,879	15,345
Equity in loss of unconsolidated joint ventures, net	(840)	(409)	(6,307)	(6,437)
Interest expense	(43,414)	(53,245)	(179,237)	(216,423)
Co-venture obligation expense	-	(1,792)	(3,300)	(7,167)
Recognized gain on marketable securities, net	9,467	-	25,840	277
Other income, net	635	709	296	2,032
Income (loss) from continuing operations	2,070	(23,086)	(14,235)	(74,109)

Discontinued operations:
(Loss) income, net	(2,767)	1,691	(24,196)	(28,884)
Gain on sales of investment properties, net	13,623	5,831	30,141	24,509
Income (loss) from discontinued operations	10,856	7,522	5,945	(4,375)
Gain on sales of investment properties, net	1,191	1,735	7,843	5,906
Net income (loss)	14,117	(13,829)	(447)	(72,578)
Net income attributable to noncontrolling interests	-	(8)	-	(31)
Net income (loss) attributable to the Company	14,117	(13,837)	(447)	(72,609)
Preferred stock dividends	(263)	-	(263)	-
Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)

Earnings (loss) per common share - basic and diluted (a):
Continuing operations	$0.01	$(0.11)	$(0.03)	$(0.35)
Discontinued operations	0.05	0.04	0.03	(0.03)
Net income (loss) per common share available to common shareholders	$0.06	$(0.07)	$-	$(0.38)

Weighted average number of common shares outstanding - basic and diluted (a)	230,597	193,444	220,464	192,456

(a)  All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Funds From Operations (FFO) and Operating FFO (a)

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)
Depreciation and amortization	58,508	61,797	247,108	255,182
Provision for impairment of investment properties	2,439	8,288	27,369	43,937
Gain on sales of investment properties	(14,814)	(7,566)	(37,984)	(30,415)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	(178)	-	(990)
FFO	$59,987	$48,504	$235,783	$195,105

FFO per common share outstanding	$0.26	$0.25	$1.07	$1.01

FFO	$59,987	$48,504	$235,783	$195,105
Impact on earnings from the early extinguishment of debt, net	641	(1,276)	(10,860)	(20,813)
Excise tax accrual	-	-	4,594	-
Recognized gain on marketable securities	(9,467)	-	(25,840)	(277)
Other	-	(453)	(1,627)	(453)
Operating FFO	$51,161	$46,775	$202,050	$173,562

Operating FFO per common share outstanding	$0.22	$0.24	$0.92	$0.90

(a)         Includes amounts from discontinued operations and our pro rata share from our investment property unconsolidated joint ventures.

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income (Loss) to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Same store investment properties (239 properties):
Rental income	$111,235	$109,945	$439,021	$434,680
Tenant recovery income	27,374	26,801	104,711	103,317
Other property income	2,124	2,198	9,239	9,776
Other investment properties:
Rental income	2,047	1,923	9,455	13,296
Tenant recovery income	549	1,192	1,985	3,622
Other property income	70	63	459	319
Expenses:
Same store investment properties (239 properties):
Property operating expenses	(23,785)	(23,261)	(89,198)	(90,766)
Real estate taxes	(18,408)	(17,711)	(71,622)	(71,404)
Other investment properties:
Property operating expenses	(810)	(866)	(2,830)	(4,595)
Real estate taxes	(544)	(2,478)	(4,571)	(5,176)

Net operating income:
Same store investment properties	98,540	97,972	392,151	385,603
Other investment properties	1,312	(166)	4,498	7,466
Total net operating income	99,852	97,806	396,649	393,069

Other (expense) income:
Straight-line rental income, net	(106)	201	809	(109)
Amortization of acquired above and below market lease intangibles, net	269	446	1,415	1,611
Amortization of lease inducements	(29)	(29)	(71)	(29)
Straight-line ground rent expense	(922)	(948)	(3,784)	(3,801)
Depreciation and amortization	(54,447)	(54,266)	(217,303)	(218,833)
Provision for impairment of investment properties	-	(7,650)	(1,323)	(7,650)
Loss on lease terminations	(322)	(520)	(6,872)	(8,590)
General and administrative expenses	(8,187)	(4,223)	(26,878)	(20,605)
Dividend income	98	762	1,880	2,538
Interest income	16	156	72	663
(Loss) gain on extinguishment of debt	-	(84)	3,879	15,345
Equity in loss of unconsolidated joint ventures, net	(840)	(409)	(6,307)	(6,437)
Interest expense	(43,414)	(53,245)	(179,237)	(216,423)
Co-venture obligation expense	-	(1,792)	(3,300)	(7,167)
Recognized gain on marketable securities	9,467	-	25,840	277
Other income, net	635	709	296	2,032
Total other expense	(97,782)	(120,892)	(410,884)	(467,178)

Income (loss) from continuing operations	2,070	(23,086)	(14,235)	(74,109)

Discontinued operations:
(Loss) income, net	(2,767)	1,691	(24,196)	(28,884)
Gain on sales of investment properties, net	13,623	5,831	30,141	24,509
Income (loss) from discontinued operations	10,856	7,522	5,945	(4,375)
Gain on sales of investment properties, net	1,191	1,735	7,843	5,906
Net income (loss)	14,117	(13,829)	(447)	(72,578)
Net income attributable to noncontrolling interests	-	(8)	-	(31)
Net income (loss) attributable to the Company	14,117	(13,837)	(447)	(72,609)
Preferred stock dividends	(263)	-	(263)	-
Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	December 31, 2012	December 31, 2011

Net income (loss)	$14,117	$(13,829)
Interest expense	43,414	53,245
Interest expense (discontinued operations)	1,430	3,789
Depreciation and amortization	54,447	54,266
Depreciation and amortization (discontinued operations)	969	4,301
Gain on sales of investment properties	(1,191)	(1,735)
Gain on sales of investment properties, net (discontinued operations)	(13,623)	(5,831)
Loss on extinguishment of debt, net	-	84
Gain on extinguishment of debt, net (discontinued operations)	-	(1,360)
Loss on lease terminations (a)	458	555
Loss on lease terminations (a) (discontinued operations)	-	22
Provision for impairment of investment properties	-	7,650
Provision for impairment of investment properties (discontinued operations)	2,352	579
Recognized gain on marketable securities	(9,467)	-
Adjusted EBITDA	$92,906	$101,736
Annualized	$371,624	$406,944

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	December 31,		December 31,
	2012		2011

Total debt	$2,592,089		$3,481,218
Less: cash and cash equivalents	(138,069)		(136,009)
Net debt	2,454,020		3,345,209
Preferred stock	135,000		n/a
Net debt and preferred stock	2,589,020		3,345,209
Net Debt to Adjusted EBITDA	6.6	x	8.2	x
Net Debt and Preferred Stock to Adjusted EBITDA	7.0	x	8.2	x

FFO and Operating FFO Guidance (b)

	Per Share Guidance Range
	Full Year 2013
	Low	High

Net income available to common shareholders	$0.02	$0.06
Depreciation and amortization	0.98	0.98
Provision for impairment of investment properties	-	-
Gain on sales of investment properties	(0.18)	(0.18)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	-
FFO	$0.82	$0.86

Impact on earnings from the early extinguishment of debt, net	0.06	0.06
Other	-	-
Operating FFO	$0.88	$0.92

(a)        Loss on lease terminations in the reconciliation of Net Income (Loss) to Adjusted EBITDA above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the Consolidated Statements of Operations.

(b)   Includes amounts from discontinued operations and our pro rata share from our investment property unconsolidated joint ventures.